Exhibit 99.3
Third Quarter 2010 Financial Results Supplement November 3, 2010

Table of contents

Quarterly GAAP net income (loss) Line 1: Net interest income in 3Q 2010 reflects lower funding costs and reduced mortgage-related securities amortization expense, partially offset by an unfavorable shift in asset mix as the proportion of higher-yielding mortgage-related securities declined. Line 2: Provision for credit losses in 3Q 2010 was flat compared to 2Q 2010, after adjusting for the $1.3 billion pre- tax increase recorded in 2Q 2010 for an out-of-period accounting adjustment.3 Line 5: Derivative losses decreased in 3Q 2010 primarily driven by lower losses from the company's net pay-fixed derivative portfolio as long-term swap interest rates decreased to a lesser extent during the third quarter as compared to the second quarter. Line 6: Net impairment of available-for-sale (AFS) securities increased in 3Q10 primarily due to higher expected credit losses on non-agency securities backed by subprime, Option ARM and Alt-A and other loans. Line 10: REO operations expense in 3Q 2010 primarily reflects higher property write-downs due to lower estimated REO fair values as well as higher expenses driven by increased REO inventory. 1 See "QUARTERLY SELECTED FINANCIAL DATA" in the company's 2009 Annual Report on Form 10-K for an explanation of the changes in the results of operations for 3Q 2009. 2 On January 1, 2010, the company adopted new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). As these changes in accounting principles were applied prospectively, the results of operations for 2010 are not directly comparable to the results of operations for the prior year, which reflect the accounting standards in effect during that time. 3 Includes an out-of-period adjustment which resulted in a pre-tax $1.3 billion increase in the company's provision for credit losses in the second quarter of 2010. For further details related to the out-of-period accounting adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES" and "CONTROLS AND PROCEDURES - Changes in Internal Control Over Financial Reporting During the Quarter Ended June 30, 2010" in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Total comprehensive income (loss) attributable to Freddie Mac 1 1 AOCI is the section of the balance sheet where the company records mark-to-market changes on its available-for-sale (AFS) securities. A B C = A + B

Total equity and Purchase Agreement with Treasury 1 On January 1, 2010, the company adopted accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). The cumulative effect of these changes in accounting principles was a net decrease of $11.7 billion to total equity (deficit) as of January 1, 2010, which includes changes to the opening balance of retained earnings (accumulated deficit) and AOCI, net of taxes. 2 The Federal Housing Finance Agency (FHFA), as Conservator, will submit a draw request to the U.S. Department of the Treasury (Treasury) under the company's Senior Preferred Stock Purchase Agreement (Purchase Agreement) in the amount of $100 million, which the company expects to receive by December 31, 2010. As a result of this expected draw under the Purchase Agreement, the aggregate liquidation preference of the senior preferred stock will increase to $64.2 billion. As a result, Treasury will be entitled to annual cash dividends of $6.42 billion.

Loan loss reserves 1 1, 3 4 1 Includes allowance for loan losses and reserve for guarantee losses. Beginning January 1, 2010, the company's reserve for guarantee losses is included in other liabilities on the consolidated balance sheets as a result of the company's adoption of the new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). 2 Includes amounts related to certain loans purchased under financial guarantees and reflected within losses on loans purchased on the company's consolidated statements of operations. 3 Includes an out-of-period adjustment which resulted in a pre-tax $1.3 billion increase in the company's provision for credit losses in the second quarter of 2010. For further details related to the out-of-period accounting adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES" and "CONTROLS AND PROCEDURES - Changes in Internal Control Over Financial Reporting During the Quarter Ended June 30, 2010" in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. 4 Total mortgage portfolio, excluding non-Freddie Mac securities. 3 2

Purchase Agreement portfolio limits1 Indebtedness 1,3 ($ Billions) Mortgage Assets 1,2 ($ Billions) 1 The company's Purchase Agreement with Treasury limits the amount of mortgage assets the company can own and indebtedness it can incur. Under the Purchase Agreement, mortgage assets and indebtedness are calculated without giving effect to any change in the accounting standards related to the transfer of financial assets and consolidation of variable interest entities (VIEs) or any similar accounting standard. See the company's 2009 Annual Report on Form 10-K for more information. 2 Represents the unpaid principal balance (UPB) of the company's mortgage-related investments portfolio. The company discloses its mortgage assets on this basis monthly in its Monthly Volume Summary reports, which are available on its Web site and in Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC). 3 Represents the par value of the company's (a) total debt, net; less (b) debt securities of consolidated trusts held by third parties. The company discloses its indebtedness on this basis monthly in its Monthly Volume Summary reports which are available on its Web site and in Current Reports on Form 8-K filed with the SEC.

Continued to provide much needed liquidity and helped keep mortgage rates low Purchased or guaranteed approximately 1 out of every 4 home loans originated1 Purchased or guaranteed approximately $97 billion in unpaid principal balances of mortgages and mortgage-related securities during the third quarter of 2010 Lowered mortgage payments Refinanced $71 billion in home loans creating an estimated $697 million in annual interest savings for approximately 343,000 families2 Continued focus on foreclosure prevention As of September 30, 2010, approximately 23,000 loans are in Home Affordable Modification (HAMP) trial periods3 Since the Administration's introduction of HAMP in the second quarter of 2009, Freddie Mac has completed approximately 98,000 HAMP modifications Supporting the housing market 1 Estimate based on internal Freddie Mac single-family funding volumes for the first nine months of 2010 divided by the gross mortgage origination amount as reported by Inside Mortgage Finance. 2 Freddie Mac's total refinancing and borrower savings amounts are based on refinance volumes for the three months ended September 30, 2010. Annual savings represents the estimated reduction of interest paid by the borrower during the first year of refinance (mortgage rate reduction multiplied by new mortgage balance) and have not been adjusted to reflect the actual performance of the loans. 3 Based on information reported by the Making Home Affordable (MHA) Program administrator as of October 18, 2010.

Freddie Mac refinance activity

Cumulative refinance activity January 1, 2009 through September 30, 2010



Cumulative Refinance Totals
Number of Loans (# Thousands)
3,000
2,500
2,000
1,500
1,000
500
0
03/31/09
06/30/09
09/30/09
12/31/09
03/31/10
06/30/10
09/30/10
Non-Relief Refi
Relief Refi (CLTV ≤ 80%)
Relief Refi (CLTV 80% - 125%)2

- Freddie Mac helped to refinance approximately 343,000 borrowers during 3Q 2010
- Estimated total annual borrower savings of $697[1] million
- Estimated annual savings of over $2,000[1] per refinanced borrower
- Relief refinances under the MHA Program continued to increase as a percentage of overall refinances during 3Q 2010

[1] Annual savings represents the estimated reduction of interest paid by the borrower during the first year of refinance (mortgage rate reduction multiplied by new mortgage balance). Calculated based on Freddie Mac Relief Refinance Mortgages[SM] and other refinance mortgages and have not been adjusted to reflect the actual performance of the loans.

[2] Relief Refinance volumes with CLTV > 80% are Home Affordable Refinance Program (HARP) loans under the MHA Program.

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Loans in the HAMP trial period Completed HAMP modifications As of September 30, 2010, Freddie Mac had approximately 121,000 loans for which HAMP modifications have been completed or which are in HAMP trial periods3 Estimated annual borrower savings of nearly $8,7004 per modified loan Trial period plans were cancelled for 119,000 borrowers, or 49% of those starting the HAMP trial period process, since HAMP was introduced in the second quarter of 20095 1 Trial period loans based on first trial payment due date. 2 Completed modifications based on modification effective date. 3 Based on information reported by the Making Home Affordable (MHA) Program administrator as of October 18, 2010. 4 Annual savings represents the estimated reduction of interest paid by the borrower during first year of modification (mortgage rate reduction multiplied by new mortgage balance) + (principal forbearance multiplied by original interest rate) and have not been adjusted to reflect the actual performance of the loans. 5 The trial period plans were cancelled and the borrowers did not receive a permanent HAMP modification, primarily due to the failure to continue trial period payments, the failure to provide the income or other required documentation, or the failure to meet the income requirements of the program. Some of these borrowers may receive alternative non-HAMP modifications or other workouts. Note: Prior period data is shown as reported by the company for the respective periods. Home Affordable Modification Program update 1, 3 2, 3 Cumulative Trial and Completed Modifications

Total Single-family loan workouts

Freddie Mac



90,000
60,000
30,000
0
Number of Loans
25,415
39,247
68,759
79,304
62,599
3Q 2009
4Q 2009
1Q 2010
2Q 2010
3Q 2010
Loan modifications1
Repayment plans 2
Forbearance agreements3
Short sales and deed-in-lieu transactions 4
Home Retention Actions
Foreclosure Alternatives5

[1] **Loan modifications** involve adding outstanding indebtedness, such as delinquent interest, to the unpaid principal balance of the loan or changing other terms of a mortgage. Represents the number of completed modifications during the quarter. Includes completed loan modifications under HAMP; however, the number of such completions may differ from that reported by the MHA Program administrator in part due to differences in the timing of recognizing the completions by the company and the administrator.

[2] **Repayment plans** are agreements between the servicer and a borrower that give the borrower a defined period of time to reinstate the mortgage by paying regular payments plus an additional agreed upon amount in repayment of the past due amount.

[3] **Forbearance agreements** are agreements between the servicer and the borrower where reduced payments or no payments are required during a defined period. Many borrowers complete a short-term forbearance agreement before another loan workout is pursued or completed. The company only reports forbearance activity for a single loan once during each quarterly period; however, a single loan may be included under separate forbearance agreements in separate periods.

[4] **Short sales** are sales of mortgaged properties in which the homeowner sells the home at market value and the lender accepts proceeds (sometimes together with an additional payment by the borrower) that are less than the outstanding mortgage indebtedness. **Deed-in-lieu transactions** are an alternative to foreclosure in which the borrower voluntarily conveys title to the property to the lender and the lender accepts such title (sometimes together with an additional payment by the borrower) in full satisfaction of the mortgage indebtedness.

[5] Foreclosure alternatives for 3Q 2009 through 2Q 2010 have been revised to exclude third-party sales at foreclosure auction.

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Re-performance Rates of Modified Single-family Loans 1 Total Single-family loan modifications and re-performance rates Of the loans modified in 2Q 2009, 58% were current and performing 12 months post modification. Of the loans modified in 2Q 2010, 94% were current and performing 3 months post modification. Total Single-family Loan Modifications 1 1 Includes completed loan modifications under HAMP. Excludes those modification activities for which the borrower has started the required process, but the actions have not been made permanent, or effective, such as loans in the trial period under HAMP. 2 Percent current and less than three months past due. Includes loans that have been paid in-full. 16k 9k 16k 44k 49k 38k

Credit Supplement

National home prices have experienced a cumulative decline of 21% since June 20061 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family credit guarantee portfolio. The U.S. index is a monthly series; quarterly growth rates are calculated as a 3-month change based on the final month of each quarter. Cumulative decline of 21% calculated as a cumulative compound growth rate. Source: Freddie Mac.

47 states had home price declines from September 2009 to September 2010 -0.9 -7.9 -9.9 -9.6 -2.4 -5.0 RI -1.7 CT -2.5 DC 2.4 -6.4 -5.8 -6.1 -1.8 -2.0 -8.3 -3.0 -2.7 -4.9 -1.1 -0.3 -2.8 -1.5 0.8 -2.3 -3.9 -4.2 -2.8 -7.1 0.9 -3.8 -3.8 -1.4 -3.6 -8.3 -0.6 -5.2 -0.1 -9.2 -3.0 -8.1 -1.5 -5.4 1.0 -6.1 -3.1 -2.3 -7.0 -4.5 -1.0 -2.7 >= 0% -3 to 0% < -6% -6 to -3% United States -3.4% -0.2 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family credit guarantee portfolio. State indexes are monthly series; annual growth rates are calculated as a 12-month change. Source: Freddie Mac

Mortgage market and Freddie Mac delinquency rates Single-family serious delinquency rates as of June 30, 2010 1 Source: National Delinquency Survey from the Mortgage Bankers Association. Categories represent first lien single-family loans. Data is not yet available for the third quarter of 2010. 2 Freddie Mac's total single-family serious delinquency rate at September 30, 2010 was 3.80%. 1 1 1 2 28.32% 9.11% 6.78% 3.96%

Single-family guarantee segment portfolio quality by book year 1 See "NOTE 16: SEGMENT REPORTING" in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 for further information regarding our segments. 2 Book year indicates year of loan origination. 3 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 4 Includes amortization of credit fees of $295 million for 3Q 2010. 5 Credit Expenses consist of the aggregate of the Segment Earnings provision for credit losses and Segment Earnings REO operations income (expense) for the single-family guarantee segment. 6 Annualized, based on the average securitized balance of the single-family credit guarantee portfolio. Historical rates may not be representative of future results. 7 Calculated as Segment Earnings Management and Guarantee Income less Credit Expenses (see footnote 5 above). Note: Management and Guarantee Income and Credit Expenses represent current period rather than life of loan information.

Single-family credit statistics 1 REO operations expense in 3Q 2010 primarily reflects higher property write-downs due to lower estimated REO fair values as well as higher expenses driven by increased REO inventory. 2 Calculated as annualized credit losses divided by the average total single-family credit guarantee portfolio. 3 Consists of the unpaid principal balance of the single-family credit guarantee portfolio and the net carrying value of single-family REO balances shown on line 10.

Single-family credit losses by book year1 and state 1 Book year indicates year of loan origination. 2 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 3 Consist of the aggregate amount of charge-offs, net of recoveries, and REO operations income (expense) in each of the respective periods. 4 Includes all Structured Transactions where loan characteristics data is available.

Single-family 3Q 2010 credit losses & REO by region and state 1 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 2 UPB amounts include all Structured Transactions where loan characteristics data is available. 3 Based on the UPB of loans at the time of REO acquisition. 4 Consist of the aggregate amount of charge-offs, net of recoveries, and REO operations income (expense).

Single-family credit guarantee portfolio characteristics1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Structured Transactions where loan characteristics data is available. 2 Loans identified as Alt-A by the lender or if the loans had reduced documentation requirements, as well as a combination of certain credit characteristics and expected performance characteristics at acquisition which, when compared to full documentation loans in the company's portfolio, indicate that the loan should be classified as Alt-A. In the event the company purchases a refinance mortgage in either the Freddie Mac Relief Refinance MortgageSM initiative or in another mortgage refinance initiative and the original loan had been previously identified as Alt-A, such refinance loan may no longer be categorized or reported as an Alt-A mortgage in Freddie Mac's financial reports because the new refinance loan replacing the original loan would not be identified by the servicer as an Alt-A loan. As a result, the company's reported Alt-A balances may be lower than would otherwise be the case had such refinancing not occurred. 3 As of September 1, 2010, the company no longer purchases interest-only loans. 4 Includes all Structured Transactions where loan level data is available. Note: Individual categories are not mutually exclusive, and therefore are not additive across columns.

Single-family credit guarantee portfolio characteristics, continued1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Structured Transactions where loan characteristics data is available. 2 Loans identified as Alt-A by the lender or if the loans had reduced documentation requirements, as well as a combination of certain credit characteristics and expected performance characteristics at acquisition which, when compared to full documentation loans in the company's portfolio, indicate that the loan should be classified as Alt-A. In the event the company purchases a refinance mortgage in either the Freddie Mac Relief Refinance MortgageSM initiative or in another mortgage refinance initiative and the original loan had been previously identified as Alt-A, such refinance loan may no longer be categorized or reported as an Alt-A mortgage in Freddie Mac's financial reports because the new refinance loan replacing the original loan would not be identified by the servicer as an Alt-A loan. As a result, the company's reported Alt-A balances may be lower than would otherwise be the case had such refinancing not occurred. 3 As of September 1, 2010, the company no longer purchases interest-only loans. 4 Indicates year of loan origination. Each Book Year category represents the percentage of loans referenced in line 1 of the same vertical column, which Freddie Mac purchased within the respective year. Note: Individual categories are not mutually exclusive, and therefore are not additive across columns.

Single-family credit profile by book year and product feature1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Structured Transactions where loan characteristics data is available. 2 Indicates year of loan origination. 3 Includes all Structured Transactions where loan level data is available.

Single-family credit guarantee portfolio composition by product1 1 Based on the unpaid principal balance of the single-family credit guarantee portfolio including Structured Transactions where loan characteristics data is available. 2 Mortgage loans whose contractual terms have been modified under agreement with the borrower are not counted as delinquent for purposes of reporting delinquency rates if the borrower is less than three monthly payments delinquent under the modified loan. The volume and timing of effective modifications impacts the company's reported single-family delinquency rate. 3 Includes 40-year mortgages. 4 Interest-only includes adjustable-rate and fixed-rate mortgages. As of September 1, 2010, the company no longer purchases interest-only loans.

Single-family cumulative foreclosure transfer and short sale rates1 by book year 1 Rates are calculated for each year of origination as the number of loans that have proceeded to foreclosure transfer or short sale and resulted in a credit loss, excluding any subsequent recoveries, divided by the number of loans in the company's single-family credit guarantee portfolio. Includes all Structured Transactions where loan level data is available.

Multifamily credit profile by loan attributes1 1 Based on unpaid principal balance (UPB) of the multifamily mortgage portfolio which excludes securities and guarantees backed by HFA bonds under the HFA Initiative and multifamily Structured Transactions. 2 Based on the UPB of mortgages two monthly payments or more past due or in foreclosure.

Safe Harbor Statements Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations may contain forward-looking statements, which may include statements pertaining to the conservatorship, the company's current expectations and objectives for its efforts under the MHA Program and other programs to assist the U.S. residential mortgage market, future business plans, liquidity, capital management, economic and market conditions and trends, market share, the effect of legislative and regulatory developments, implementation of new accounting standards, credit losses, internal control remediation efforts, and results of operations and financial condition on a GAAP, Segment Earnings and fair value basis. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt option-adjusted spread, credit outlook, actions by FHFA, the Federal Reserve, and Treasury, and the impacts of legislation or regulations and new or amended accounting standards, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and Current Reports on Form 8-K, which are available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the SEC's Web site at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.